Exhibit 99.2

CNX MIDSTREAM PARTNERS LP C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735

CONSENT BY INTERNET - www.proxyvote.com

Use the Internet to transmit your consent and to access the consent solicitation materials before the later of (1) 11:59 p.m. (Eastern Time) on September 25, 2020 and (2) the receipt by CNX Midstream Partners LP (“CNXM”) of written consents representing a majority of the issued and outstanding limited partner interests in CNXM. Have this consent card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic consent form.

CONSENT BY MAIL

Mark, sign and date this consent card and mail it to CNX Midstream Partners LP, c/o Broadridge,

51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
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DETACH AND RETURN THIS PORTION ONLY

THIS CONSENT CARD IS VALID ONLY WHEN SIGNED AND DATED.

CNX MIDSTREAM PARTNERS LP

By signing this written consent, the undersigned shall be deemed to have voted in favor of the proposal described below with respect to all CNXM Limited Partner Interests held of record by the undersigned as of August 27, 2020 (the “Record Date”). By signing this written consent, the undersigned also acknowledges receipt of the consent statement/prospectus which is part of the registration statement on Form S-4 (Registration No. 333-244742) of CNX Resources Corporation and which more fully describes the proposal set forth below.

	FOR	WITHHOLD CONSENT	ABSTAIN

1.

The undersigned, being a holder of record as of the Record Date of CNXM Limited Partner Interests, hereby consents to and approves, by written consent without a meeting, the Merger Agreement (as defined below) and the transactions contemplated thereby, including the Merger (as defined below).

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NOTE: This written consent relates to the Agreement and Plan of Merger, dated as of July 26, 2020 (the “Merger Agreement”), by and among CNX Resources Corporation, a Delaware corporation (“CNX”), CNX Resources Holdings LLC, a Delaware limited liability company and wholly owned subsidiary of CNX (“Merger Sub”), CNXM and CNX Midstream GP LLC, pursuant to which Merger Sub will merge with and into CNXM, with CNXM surviving as a wholly owned subsidiary of CNX (the “Merger”).

IMPORTANT: PLEASE DATE AND SIGN THE CONSENT BELOW. If held in joint tenancy, all persons must sign. When signing as an attorney, trustee, executor, administrator, guardian or corporate officer, please give full title as such. If CNXM Limited Partner Interests are held by a corporation, please sign by an authorized officer on behalf of the corporation. If CNXM Limited Partner Interests are held by a partnership or other entity, please sign by an authorized person on behalf of the partnership or entity. Please complete, date and sign this Written Consent and promptly deliver it by returning it in the postage-paid envelope CNXM provides or by mailing your written consent to CNX Midstream Partners LP, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Consent Solicitation Enclosed.

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WRITTEN CONSENT OF THE LIMITED PARTNERS OF CNX MIDSTREAM PARTNERS LP

Please return this consent promptly. Your common units representing limited partner interests in CNX Midstream Partners LP (“CNXM”) (“CNXM Common Units”) and Class B units representing limited partner interests in CNXM (“CNXM Class B units” and, together with the CNXM Common Units, “CNXM Limited Partner Interests”) will be tabulated and voted on the proposal as indicated on the reverse side. If you do not return this consent, it will have the same effect as a vote against the proposal. Upon the later of (i) 11:59 p.m. (Eastern Time) on September 25, 2020 and (ii) the date on which a sufficient number of consents to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger, have been received, the consent process will conclude.

THIS WRITTEN CONSENT MAY BE REVOKED OR CHANGED BY MAILING A NOTICE OF REVOCATION OR A NEW WRITTEN CONSENT WITH A LATER DATE TO CNX MIDSTREAM PARTNERS LP, C/O BROADRIDGE, 51 MERCEDES WAY, EDGEWOOD, NEW YORK 11717, OR BY SUBMITTING A NEW WRITTEN CONSENT ONLINE BY VISITING PROXYVOTE.COM AND FOLLOWING THE INSTRUCTIONS DESCRIBED THEREIN, IN EACH CASE, THAT IS RECEIVED BY THE LATER OF (I) 11:59 P.M. (EASTERN TIME) ON SEPTEMBER 25, 2020 AND (II) THE DATE ON WHICH THE CONSENTS OF A SUFFICIENT NUMBER OF CNXM LIMITED PARTNER INTERESTS TO APPROVE THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, HAVE BEEN DELIVERED TO BROADRIDGE.

To be signed on reverse side